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Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 4, 2006, except for Financial Statement Schedule I, as to which the date is April 28, 2006, and Note 17, as to which the date is November 3, 2006, relating to the Successor financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Hertz Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Florham Park, New Jersey
November 22, 2006

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 4, 2006, except for Financial Statement Schedule I, as to which the date is April 28, 2006, Note 1A, as to which the date is July 14, 2006, and Note 17, as to which the date is November 3, 2006, relating to the Predecessor financial statements and financial statement schedules of The Hertz Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Florham Park, New Jersey
November 22, 2006

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  Exhibit 23.1
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM